Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 6, 2006, accompanying the consolidated financial statements of Bronco Drilling Company, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2005 which are incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP
Grant Thornton LLP

Oklahoma City, Oklahoma
August 23, 2006